CUSIP No. 61775R105

EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G to which this Agreement is annexed as Exhibit 99.1, and any amendments thereto, is and will be filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: February 12, 2021

PFIZER INC.
By:	/s/ Susan Grant
Name:	Susan Grant
Title:	Assistant Secretary

PFIZER VENTURES (US) LLC

By:	/s/ Susan Grant
Name:	Susan Grant
Title:	Secretary

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